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                                                                Exhibit 23(d)

                 CONSENT OF McDONALD & COMPANY SECURITIES, INC.

     We consent to the inclusion in the Joint Prospectus/Proxy Statement of Oak Hill Financial Inc. and Unity Savings Bank of the use of the form of our opinion and to the summarization of our opinion in the Joint Proxy Statement/Prospectus under the caption "Opinion of Unity's Financial Advisor." Further, we consent to all references to our firm in such Joint Proxy Statement/Prospectus.


                                        /s/ McDONALD & COMPANY SECURITIES, INC.
                                        ---------------------------------------
                                            McDONALD & COMPANY SECURITIES, INC.


Cleveland, Ohio
June 25, 1997